Q2 2025 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 06 Automotive 07 Core Technology 08 Energy & Services and Other 09 Outlook 10 Photos & Charts 11 Key Metrics 21 Financial Statements 23 Additional Information 29 2

S U M M A R YH I G H L I G H T S (1) Excludes SBC (stock-based compensation) & Digital assets gains and losses, net of tax; (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and investments; Note: all information herein refers to the current quarter unless otherwise noted. Profitability $0.9B GAAP operating income $1.2B GAAP net income $1.4B non-GAAP net income1 Q2 2025 was a seminal point in Tesla’s history: the beginning of our transition from leading the electric vehicle and renewable energy industries to also becoming a leader in AI, robotics and related services. Our first Robotaxi service launched in Austin in June. While the service is limited in initial scope, we believe our approach to autonomy – a camera-only architecture with neural networks trained on data from our global fleet of millions of vehicles – allows us to continually improve safety, rapidly scale the network and improve profitability. We continue to expand our vehicle offering, including first builds of a more affordable model in June, with volume production planned for the second half of 2025. Additionally, we continued development of Semi and Cybercab, both slated for volume production in 2026. The Energy business is more critical than ever. The availability of clean, reliable energy is necessary for economic growth and an imperative for the development and commercialization of AI enabled products and services. As electricity demand grows, our Megapack product helps to increase utilization of existing generation and transmission capacity, resulting in a more efficient use of the electric grid. When paired with solar PV, Megapack is cost competitive with traditional fossil fuel generation assets and can be deployed 4x faster than traditional fossil fuel plants of the same capacity. Trailing twelve-month Energy storage deployments achieved their 12th consecutive quarterly record. Despite a sustained uncertain macroeconomic environment resulting from shifting tariffs, unclear impacts from changes to fiscal policy and political sentiment, we continue to make high- value investments in CapEx and R&D, while ensuring a strong balance sheet. Our priorities remain the same: delivering affordable and compelling autonomy-capable models that maximize our global fleet of vehicles as our autonomy software continues to rapidly progress, growing the Energy business and advancing our robotics efforts. Cash Operating cash flow of $2.5B Free cash flow2 of $0.1B $0.2B decrease in our cash and investments3 to $36.8B Operations Launched our Robotaxi service in Austin Delivered first customer vehicle fully autonomously Deployed first Megapacks from Megafactory Shanghai 3

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q2-2024	Q3-2024	Q4-2024	Q1-2025	Q2-2025	YoY
Total automotive revenues	19,878	20,016	19,798	13,967	16,661	-16%
Energy generation and storage revenue	3,014	2,376	3,061	2,730	2,789	-7%
Services and other revenue	2,608	2,790	2,848	2,638	3,046	17%
Total revenues	25,500	25,182	25,707	19,335	22,496	-12%
Total gross profit	4,578	4,997	4,179	3,153	3,878	-15%
Total GAAP gross margin	18.0%	19.8%	16.3%	16.3%	17.2%	-71 bp
Operating expenses	2,973	2,280	2,596	2,754	2,955	-1%
Income from operations	1,605	2,717	1,583	399	923	-42%
Operating margin	6.3%	10.8%	6.2%	2.1%	4.1%	-219 bp
Adjusted EBITDA (1) (2)	3,674	4,665	4,333	2,814	3,401	-7%
Adjusted EBITDA margin (1) (2)	14.4%	18.5%	16.9%	14.6%	15.1%	71 bp
Net income attributable to common stockholders (GAAP) (1)	1,400	2,173	2,128	409	1,172	-16%
Net income attributable to common stockholders (non-GAAP) (1) (3)	1,812	2,505	2,107	934	1,393	-23%
EPS attributable to common stockholders, diluted (GAAP) (1)	0.40	0.62	0.60	0.12	0.33	-18%
EPS attributable to common stockholders, diluted (non-GAAP) (1) (3)	0.52	0.72	0.60	0.27	0.40	-23%
Net cash provided by operating activities	3,612	6,255	4,814	2,156	2,540	-30%
Capital expenditures (4)	(2,272)	(3,513)	(2,780)	(1,492)	(2,394)	5%
Free cash flow (4)	1,340	2,742	2,034	664	146	-89%
Cash, cash equivalents and investments	30,720	33,648	36,563	36,996	36,782	20%

(1) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
(2) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
(3) Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
(4) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

4

F I N A N C I A L S U M M A R Y Revenue Total revenue decreased 12% YoY to $22.5B. YoY, revenue was impacted by the following items: - decline in vehicle deliveries - lower regulatory credit revenue - reduced vehicle average selling price (ASP) (excl. FX impact1), due to mix - decline in Energy Generation and Storage revenue due to lower ASP + growth in Services and Other Profitability Our operating income decreased 42% YoY to $0.9B, resulting in a 4.1% operating margin. YoY, operating income was primarily impacted by the following items: - lower regulatory credit revenue - increase in operating expenses (ex. restructuring and SBC) driven by AI and other R&D projects - decline in vehicle deliveries - increase in SBC + decrease in restructuring charges + lower cost per vehicle, due to mix and lower raw materials partially offset by lower fixed cost absorption and an increase in tariffs + growth in Energy Generation and Storage gross profit Cash Quarter-end cash, cash equivalents and investments was $36.8B. The sequential decrease of $0.2B was primarily the result of changes in restricted cash and cash used in financing activities partially offset by free cash flow. 5 (1) Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q2’24.

Q2-2024 Q3-2024 Q4-2024 Q1-2025 Q2-2025 YoY Model 3/Y production 386,576 443,668 436,718 345,454 396,835 3% Other models production 24,255 26,128 22,727 17,161 13,409 -45% Total production 410,831 469,796 459,445 362,615 410,244 0% Model 3/Y deliveries 422,405 439,975 471,930 323,800 373,728 -12% Other models deliveries 21,551 22,915 23,640 12,881 10,394 -52% Total deliveries 443,956 462,890 495,570 336,681 384,122 -13% of which subject to operating lease accounting 10,227 14,449 26,962 13,721 6,670 -35% Total end of quarter operating lease vehicle count 171,353 168,867 180,523 179,930 172,882 1% Global vehicle inventory (days of supply)(1) 18 19 12 22 24 33% Storage deployed (GWh) 9.4 6.9 11.0 10.4 9.6 2% Tesla locations 1,286 1,306 1,359 1,390 1,454 13% Mobile service fleet 1,896 1,933 1,895 1,799 1,684 -11% Supercharger stations 6,473 6,706 6,975 7,131 7,377 14% Supercharger connectors 59,596 62,421 65,495 67,316 70,228 18% (1) Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter’s deliveries and using 75 trading days (aligned with Automotive News definition). O P E R A T I O N A L S U M M A R Y (Unaudited) 6

A U T O M O T I V E Current Installed Annual Vehicle Capacity Region Model Capacity Status California Model S / Model X 100,000 Production Model 3 / Model Y >550,000 Production Shanghai Model 3 / Model Y >950,000 Production Berlin Model Y >375,000 Production Texas Model Y >250,000 Production Cybertruck >125,000 Production Cybercab - Construction Nevada Tesla Semi - Construction TBD Roadster - Design development Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation. Market share of Tesla vehicles by region (TTM) Source: Tesla estimates based on latest available data from ACEA; Autonews.com; CAAM – light- duty vehicles only; TTM = Trailing twelve months; Q2 data for Europe unavailable as of 7/23/25.(1) Active driver supervision required; does not make the vehicle autonomous We continue to make progress preparing for the launch of additional models this year. Our entire model lineup is better than ever with recent updates. Our ongoing focus on supply chain robustness has enabled a resilient vehicle capacity base despite trade and policy uncertainties. We produced our 8-millionth vehicle in June. US: California, Nevada and Texas We had record test drives in North America, up 20% sequentially. Given the recent refreshes in our product portfolio and rapid improvement in FSD (Supervised)1, it is paramount we maximize the number of prospective customers experiencing our vehicles. In May, the team launched the Long Range RWD Model Y with 357 miles of range, starting under $45k before incentives, opening the Model Y portfolio to more potential buyers. APAC: Shanghai Gigafactory Shanghai remains our main export hub and continues to support greater market expansion. We achieved record delivery volumes in South Korea, Malaysia, the Philippines and Singapore. In July, we launched the Model Y in India, marking our entry into the world’s third- largest car market. The refreshed Model 3 earned a 5-star Overall Safety Rating from ANCAP, achieving 95% in the Child Occupant Protection pillar – the highest result recorded to date against ANCAP’s 2023-2025 criteria. We continue to prepare for broader release of FSD (Supervised)1 in China this year, pending regulatory approval. Europe and the Middle East: Berlin-Brandenburg Model Y was the best-selling vehicle in Norway YTD and in Türkiye, Netherlands, Switzerland and Austria in June. The refreshed Model 3 achieved a 5-star Overall Safety Rating from EuroNCAP and is the safest car in Europe based on the latest EuroNCAP test scores. We continue to prepare for the launch of FSD (Supervised)1 in Europe this year, pending regulatory approval. 7 0% 1% 2% 3% 4% US/Canada Europe China

Tesla AI training capacity ramp through end of September (H100 equivalent GPUs) C O R E T E C H N O L O G Y Cumulative miles driven with FSD (Supervised)1 (billions) Artificial Intelligence Software and Hardware In June, we launched our Robotaxi service in the first city, Austin, with a safety rider. We will further improve and expand the service (more vehicles covering a larger area, eventually without a safety rider) while testing in other U.S. cities in anticipation of additional launches. Our efforts to refine the Robotaxi offering in Austin are not location-specific and will allow us to scale to other cities quickly with marginal investment. We achieved the world's first autonomous delivery to a customer with a new production Model Y driving itself ~30 minutes from the factory across town to its new owner's home, including on highways. We expanded AI training compute with an additional 16k H200 GPUs at Gigafactory Texas, bringing Cortex to a total of 67k H100 equivalents. Vehicle and Other Software Our cars get better over time: a 2017 Model 3 owner today has access to features that did not exist when their car was built - improved security and safety (Sentry Mode, Dashcam Viewer, Automatic Blind Spot Camera, Dog Mode), increased convenience (Tesla Profiles, mobile app Trip Planner, battery preconditioning for faster Supercharging) and entertainment options (Netflix, YouTube, etc.) among many others – all delivered for free via software updates. We launched the Robotaxi mobile app, which leverages existing Tesla app features and provides a seamless customer experience. With a Tesla Profile, customers can request a ride, follow the vehicle’s location, preset cabin temperature, unlock the car using their phone, have access to their favorite entertainment and securely pay for the ride with their payment profile. Battery, Powertrain and Manufacturing Our lithium refining and cathode production plants remain on track to begin production in 2025, on-shoring production of critical battery materials to the U.S. We are on course to begin domestic production of our first LFP cells for our energy storage products later this year. 8 (1) Active driver supervision required; does not make the vehicle autonomous 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 Existing Capacity Future Planned Capacity

E N E R G Y & S E R V I C E S A N D O T H E R Energy Storage deployments (TTM; GWh) Energy and Services and Other gross profit (TTM; $M) Energy storage deployments continue to grow as we expand capacity for both Megapack and Powerwall to meet demand globally. Services and Other – a collection of businesses that mainly supports vehicle sales – also continues to grow alongside our global fleet of vehicles. Energy Generation and Storage Energy storage deployments once again increased on a trailing twelve-month (TTM) basis, including record Powerwall deployments for the fifth consecutive quarter. Gross profit increased sequentially and year-over-year, reaching a record of $846 million. We started deploying Megapacks from Megafactory Shanghai as the ramp continues as planned. Regionalizing energy storage manufacturing capacity is critical for meeting demand given shifting tariff, trade and fiscal policies globally. Services and Other Services and Other gross profit grew 64% sequentially, partly due to improved Supercharging gross profit generation from increased volume. We added over 2,900 net new Supercharging stalls, growing the network 18% year-over-year. As we continue redefining the vehicle buying and ownership experience, we have integrated AI agents to help resolve customer queries, reduce wait times for service and even provide assistance when placing an order for accessories, parts and products without having to wait for a person. We are leveraging this same technology in our service technician workflow to help improve turnaround times for service. 9 0 4 8 12 16 20 24 28 32 36 40 -1,000 -500 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000

O U T L O O K Volume It is difficult to measure the impacts of shifting global trade and fiscal policies on the automotive and energy supply chains, our cost structure and demand for durable goods and related services. While we are making prudent investments that will set up both our vehicle and energy businesses for growth, the actual results will depend on a variety of factors, including the broader macroeconomic environment, the rate of acceleration of our autonomy efforts and production ramp at our factories. Cash We have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. Furthermore, we will manage the business such that we maintain a strong balance sheet during this uncertain period. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware- related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product Our focus remains on prudently growing our vehicle volumes in a capex efficient manner by using our existing vehicle production capacity before building new lines. Plans for new vehicles that will launch in 2025 remain on track, including initial production of a more affordable model in 1H25. Our purpose-built Robotaxi product – Cybercab – will continue to pursue a revolutionary “unboxed” manufacturing strategy and is scheduled for volume production starting in 2026. 10

P H O T O S & C H A R T S

T H E T E S L A E C O S Y S T E M – C R E A T I N G A C L E A N E R , S A F E R , M O R E E N J O Y A B L E W O R L D 12

F S D ( S U P E R V I S E D ) 1 T E S T I N G – P A R I S , L O N D O N , S Y D N E Y A N D R O M E ( C L O C K W I S E ) 13 (1) Active driver supervision required; does not make the vehicle autonomous

F I R S T A U T O N O M O U S D E L I V E R Y O F A V E H I C L E – M O D E L Y I N A U S T I N , TX 14

T E S L A D I N E R – F I R S T R E S P O N D E R S E V E N T 15

T E S L A D I N E R – N O W O P E N F O R C H A R G I N G , D I N I N G A N D E N T E R T A I N M E N T 16 Source: @JEHazel75 via x.com

T E S L A D I N E R – N O W O P E N F O R C H A R G I N G , D I N I N G A N D E N T E R T A I N M E N T 17

T E S L A D I N E R – C A R - S I D E F O O D D E L I V E R Y 18

P R O G R E S S O N W O R L D ’ S L A R G E S T S U P E R C H A R G E R S I T E – L O S T H I L L S , C A | 1 6 8 S T A L L S P O W E R E D B Y S O L A R A N D M E G A P A C K 19

G I G A F A C T O R Y B E R L I N - B R A N D E N B E R G – P R O D U C E D T E S L A ’ S 8 - M I L L I O N T H V E H I C L E 20

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) (1) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) 21 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.1 0.2 0.3 0.4 0.5 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 -3 -2 -1 0 1 2 3 4 5 6 7 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 0 1 2 3 4 5 6 7 8 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5

Operating Cash Flow ($B) Free Cash Flow ($B) (1) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) Vehicle Deliveries (millions of units) 22 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 0 2 4 6 8 10 12 14 16 18 20 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 0 2 4 6 8 10 12 14 16 18 20 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2024	Q3-2024	Q4-2024	Q1-2025	Q2-2025
REVENUES					
Automotive sales	18,530	18,831	18,659	12,925	15,787
Automotive regulatory credits	890	739	692	595	439
Automotive leasing	458	446	447	447	435
Total automotive revenues	19,878	20,016	19,798	13,967	16,661
Energy generation and storage	3,014	2,376	3,061	2,730	2,789
Services and other	2,608	2,790	2,848	2,638	3,046
Total revenues	**25,500**	**25,182**	**25,707**	**19,335**	**22,496**
COST OF REVENUES					
Automotive sales	15,962	15,743	16,268	11,461	13,567
Automotive leasing	245	247	242	239	228
Total automotive cost of revenues	16,207	15,990	16,510	11,700	13,795
Energy generation and storage	2,274	1,651	2,289	1,945	1,943
Services and other	2,441	2,544	2,729	2,537	2,880
Total cost of revenues	20,922	20,185	21,528	16,182	18,618
Gross profit	**4,578**	**4,997**	**4,179**	**3,153**	**3,878**
OPERATING EXPENSES					
Research and development	1,074	1,039	1,276	1,409	1,589
Selling, general and administrative	1,277	1,186	1,313	1,251	1,366
Restructuring and other	622	55	7	94	—
Total operating expenses	2,973	2,280	2,596	2,754	2,955
INCOME FROM OPERATIONS	**1,605**	**2,717**	**1,583**	**399**	**923**
Interest income	348	429	442	400	392
Interest expense	(86)	(92)	(96)	(91)	(86)
Other (expense) income, net [1]	(80)	(263)	595	(119)	320
INCOME BEFORE INCOME TAXES [1]	1,787	2,791	2,524	589	1,549
Provision for income taxes [1]	371	602	381	169	359
NET INCOME [1]	1,416	2,189	2,143	420	1,190
Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	16	16	15	11	18
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS [1]	**1,400**	**2,173**	**2,128**	**409**	**1,172**
Less: Buy-out of noncontrolling interest	—	—	3	—	—
NET INCOME USED IN COMPUTING NET INCOME PER SHARE OF COMMON STOCK [1]	1,400	2,173	2,125	409	1,172
Net income per share of common stock attributable to common stockholders					
Basic [1]	$ 0.44	$ 0.68	$ 0.66	$ 0.13	$ 0.36
Diluted [1]	$ 0.40	$ 0.62	$ 0.60	$ 0.12	$ 0.33
Weighted average shares used in computing net income per share of common stock					
Basic	3,191	3,198	3,213	3,218	3,223
Diluted	3,481	3,497	3,517	3,521	3,519

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

24

BALANCE SHEET
(Unaudited)

In millions of USD	30-Jun-24	30-Sep-24	31-Dec-24	31-Mar-25	30-Jun-25
ASSETS					
Current assets					
Cash, cash equivalents and investments	30,720	33,648	36,563	36,996	36,782
Accounts receivable, net	3,737	3,313	4,418	3,782	3,838
Inventory	14,195	14,530	12,017	13,706	14,570
Prepaid expenses and other current assets	4,325	4,888	5,362	4,905	5,943
Total current assets	52,977	56,379	58,360	59,389	61,133
Operating lease vehicles, net	5,541	5,380	5,581	5,477	5,230
Solar energy systems, net	5,102	5,040	4,924	4,855	4,788
Property, plant and equipment, net	32,902	36,116	35,836	37,088	38,574
Operating lease right-of-use assets	4,563	4,867	5,160	5,330	5,633
Digital assets [(2)]	722	729	1,076	951	1,235
Goodwill and intangible assets, net	413	411	394	392	396
Deferred tax assets [(2)]	6,573	6,366	6,524	6,687	6,721
Other non-current assets	4,458	4,989	4,215	4,942	4,857
Total assets [(2)]	**113,251**	**120,277**	**122,070**	**125,111**	**128,567**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	13,056	14,654	12,474	13,471	13,212
Accrued liabilities and other	9,616	10,601	10,723	10,802	11,519
Deferred revenue	2,793	3,031	3,168	3,243	3,237
Current portion of debt and finance leases (1)	2,264	2,291	2,456	2,237	2,040
Total current liabilities	27,729	30,577	28,821	29,753	30,008
Debt and finance leases, net of current portion (1)	5,481	5,405	5,757	5,292	5,180
Deferred revenue, net of current portion	3,357	3,350	3,317	3,610	3,764
Other long-term liabilities	9,002	9,810	10,495	11,038	11,543
Total liabilities	**45,569**	**49,142**	**48,390**	**49,693**	**50,495**
Redeemable noncontrolling interests in subsidiaries	72	70	63	62	61
Total stockholders' equity [(2)]	66,887	70,356	72,913	74,653	77,314
Noncontrolling interests in subsidiaries	723	709	704	703	697
Total liabilities and equity [(2)]	**113,251**	**120,277**	**122,070**	**125,111**	**128,567**
(1) Breakdown of our debt is as follows:					
Non-recourse debt	7,355	7,379	7,871	7,238	6,953
Recourse debt	7	11	7	6	3
Days sales outstanding	14	13	14	19	15
Days payable outstanding	60	63	58	72	65

[(2)] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

25 TESLA

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q2-2024	Q3-2024	Q4-2024	Q1-2025	Q2-2025
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income [1]	1,416	2,189	2,143	420	1,190
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	1,278	1,348	1,496	1,447	1,433
Stock-based compensation	439	457	579	573	635
Deferred income taxes [1]	122	286	6	(43)	52
Digital assets loss (gain), net [1]	100	(7)	(347)	125	(284)
Other	119	408	(93)	188	187
Changes in operating assets and liabilities	138	1,574	1030	(554)	(673)
Net cash provided by operating activities	**3,612**	**6,255**	**4,814**	**2,156**	**2,540**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures [2]	(2,272)	(3,513)	(2,780)	(1,492)	(2,394)
Purchases of investments	(8,143)	(6,032)	(15,158)	(6,015)	(7,485)
Proceeds from maturities of investments	6,990	6,670	10,335	5,856	6,935
Proceeds from sales of investments	200	—	—	—	—
Net cash used in investing activities	**(3,225)**	**(2,875)**	**(7,603)**	**(1,651)**	**(2,944)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from other debt activities	2,598	(75)	(108)	(50)	(23)
Net (repayments) borrowings under vehicle and energy product financing	(212)	(107)	677	(674)	(400)
Net cash flows from noncontrolling interests – Solar	(43)	(26)	(37)	(22)	(14)
Other	197	340	453	414	215
Net cash provided by (used in) financing activities	**2,540**	**132**	**985**	**(332)**	**(222)**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(37)	108	(133)	40	111
Net increase (decrease) in cash and cash equivalents and restricted cash	2,890	3,620	(1,937)	213	(515)
Cash and cash equivalents and restricted cash at beginning of period	12,464	15,354	18,974	17,037	17,250
Cash and cash equivalents and restricted cash at end of period	15,354	18,974	17,037	17,250	16,735

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

26

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2024	Q3-2024	Q4-2024	Q1-2025	Q2-2025
Net income attributable to common stockholders (GAAP) [1]	**1,400**	**2,173**	**2,128**	**409**	**1,172**
Stock-based compensation expense, net of tax	334	338	249	428	443
Digital assets loss (gain), net of tax [1]	78	(6)	(270)	97	(222)
Net income attributable to common stockholders (non-GAAP) [1] [2]	**1,812**	**2,505**	**2,107**	**934**	**1,393**
Less: Buy-outs of noncontrolling interests	—	—	3	—	—
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP) [1] [2]	**1,812**	**2,505**	**2,104**	**934**	**1,393**
EPS attributable to common stockholders, diluted (GAAP) [1]	**0.40**	**0.62**	**0.60**	**0.12**	**0.33**
Stock-based compensation expense, net of tax, per share	0.10	0.10	0.08	0.12	0.13
Digital assets loss (gain), net of tax, per share [1]	0.02	—	(0.08)	0.03	(0.06)
EPS attributable to common stockholders, diluted (non-GAAP) [1] [2]	**0.52**	**0.72**	**0.60**	**0.27**	**0.40**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,481	3,497	3,517	3,521	3,519
Net income attributable to common stockholders (GAAP) [1]	**1,400**	**2,173**	**2,128**	**409**	**1,172**
Interest expense	86	92	96	91	86
Provision for income taxes [1]	371	602	381	169	359
Depreciation, amortization and impairment	1,278	1,348	1,496	1,447	1,433
Stock-based compensation expense	439	457	579	573	635
Digital assets loss (gain), net [1]	100	(7)	(347)	125	(284)
Adjusted EBITDA (non-GAAP) [1] [3]	**3,674**	**4,665**	**4,333**	**2,814**	**3,401**
Total revenues	25,500	25,182	25,707	19,335	22,496
Adjusted EBITDA margin (non-GAAP) [1] [3]	**14.4%**	**18.5%**	**16.9%**	**14.6%**	**15.1%**

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
[3] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

27

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025
Net cash provided by operating activities (GAAP)	4,585	3,995	2,351	5,100	3,278	2,513	3,065	3,308	4,370	242	3,612	6,255	4,814	2,156	2,540
Capital expenditures (1)	(1,814)	(1,772)	(1,730)	(1,803)	(1,858)	(2,073)	(2,060)	(2,459)	(2,307)	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)	(2,394)
Free cash flow (non-GAAP) (1)	2,771	2,223	621	3,297	1,420	440	1,005	849	2,063	(2,535)	1,340	2,742	2,034	664	146

In millions of USD	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025
Net income attributable to common stockholders (GAAP) (2)	2,321	3,318	2,259	3,292	3,687	2,513	2,703	1,853	7,928	1,390	1,400	2,173	2,128	409	1,172
Interest expense	71	61	44	53	33	29	28	38	61	76	86	92	96	91	86
Provision for (benefit from) income taxes (2)	292	346	205	305	276	261	323	167	(5,752)	483	371	602	381	169	359
Depreciation, amortization and impairment	848	880	922	956	989	1,046	1,154	1,235	1,232	1,246	1,278	1,348	1,496	1,447	1,433
Stock-based compensation expense	558	418	361	362	419	418	445	465	484	524	439	457	579	573	635
Digital assets loss (gain), net (2)	—	—	170	—	34	—	—	—	—	(335)	100	(7)	(347)	125	(284)
Adjusted EBITDA (non-GAAP) (2) (3)	4,090	5,023	3,961	4,968	5,438	4,267	4,653	3,758	3,953	3,384	3,674	4,665	4,333	2,814	3,401

In millions of USD	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025
Net cash provided by operating activities – TTM (GAAP)	16,031	14,724	13,242	13,956	12,164	13,256	10,985	11,532	14,479	14,923	16,837	15,765
Capital expenditures – TTM (1)	(7,119)	(7,163)	(7,464)	(7,794)	(8,450)	(8,899)	(9,603)	(9,815)	(10,869)	(11,342)	(10,057)	(10,179)
Free cash flow – TTM (non-GAAP) (1)	8,912	7,561	5,778	6,162	3,714	4,357	1,382	1,717	3,610	3,581	6,780	5,586

In millions of USD	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025
Net income attributable to common stockholders – TTM (GAAP) (2)	11,190	12,556	11,751	12,195	10,756	14,997	13,874	12,571	12,891	7,091	6,110	5,882
Interest expense – TTM	229	191	159	143	128	156	203	261	315	350	365	365
Provision for (benefit from) income taxes – TTM (2)	1,148	1,132	1,047	1,165	1,027	(5,001)	(4,779)	(4,731)	(4,296)	1,837	1,523	1,511
Depreciation, amortization and impairment – TTM	3,606	3,747	3,913	4,145	4,424	4,667	4,867	4,991	5,104	5,368	5,569	5,724
Stock-based compensation expense – TTM	1,699	1,560	1,560	1,644	1,747	1,812	1,918	1,912	1,904	1,999	2,048	2,244
Digital assets loss (gain), net – TTM (2)	170	204	204	34	34	—	(335)	(235)	(242)	(589)	(129)	(513)
Adjusted EBITDA – TTM (non-GAAP) (2) (3)	18,042	19,390	18,634	19,326	18,116	16,631	15,748	14,769	15,676	16,056	15,486	15,213

TTM = Trailing twelve months

(1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

(2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

(3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

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A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its second quarter 2025 financial results conference call beginning at 4:30 p.m. CT on July 23, 2025 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. “Net income attributable to common stockholders (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) stock-based compensation expense, net of tax and (b) digital assets loss (gain), net of tax. "Adjusted EBITDA (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment, (d) stock-based compensation expense and (e) digital assets loss (gain), net. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our factories and refinery are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on artificial intelligence, robotics and automation, electric vehicles, Autopilot and FSD (Supervised) features, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international operations and expansion, including unfavorable and uncertain regulatory, political, economic, tax, tariff, export controls and labor conditions; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 30, 2025 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 29